Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Air France-KLM S.A.:

We consent to the incorporation by reference in the registration statement (No. 333-114188) on Form F-3 of Air France-KLM S.A. of our report dated June 27, 2006, except for Notes 41 and 42 to the consolidated financial statements as to which the date is July 18, 2006, with respect to the consolidated balance sheets of Air France-KLM S.A. as of March 31, 2006 and 2005, and the related consolidated income statements, statements of changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended March 31, 2006, which report appears in the March 31, 2006, annual report on Form 20-F of Air France KLM S.A. We also consent to the references to our firm under the heading “Selected Financial Data” in the Annual Report on Form 20-F of Air France-KLM for the year ended March 31, 2006 incorporated by reference in the registration statement.

Our report refers to the following points:

(i)	As discussed in note 3.1 to the consolidated financial statements, the Company changed its method of accounting for financial instruments to adopt the provisions of International Accounting Standard (“IAS”) No 32, “Financial Instruments: Disclosure and Presentation”, IAS No 39, “Financial Instruments: Recognition and Measurement”, effective April 1, 2005, in accordance with the option offered by these standards.

(ii)	As discussed in Notes 3.17.1 and 3.17.2 to the consolidated financial statements, the Company fully recognized the KLM pension fund surplus based on the current status of the related discussions of the International Financial Reporting Interpretations Committee. Note 4.1 to the consolidated financial statements discloses the adjustments made to the comparative consolidated financial statements for the year ended March 31, 2005 as compared to those published in the interim condensed financial statements as of September 30, 2005, as a result of applying this accounting policy.

/s/ for KPMG S.A.

Paris la Défense, France

July 18, 2006